UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrants Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
On July 9, 2007, Lear Corporation (“Lear”), together with AREP Car Holdings Corp. (“Parent”) and AREP Car Acquisition Corp (“Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of February 9, 2007, by and among Lear, Parent and Merger Sub (the “Merger Agreement”), which amends the Merger Agreement to, among other things, increase the consideration payable to Lear stockholders from $36.00 per share to $37.25 per share, in each case in cash, without interest and less any applicable withholding tax.
The Amendment also provides that if the requisite stockholder vote for the merger is not obtained prior to 5:00 p.m., Eastern Time, on July 16, 2007, subject to certain exceptions, Lear will (1) pay Parent $12.5 million, (2) issue to Parent 335,570 shares of Lear’s common stock (the “Additional Shares”) and (3) increase from 24% to 27% the share ownership limitation under the waiver of Section 203 of the Delaware General Corporation Law (“Section 203”) granted by Lear to affiliates of and funds managed by Carl C. Icahn in October 2006 (collectively, the “Termination Consideration”).
The Amendment further provides that if the requisite stockholder vote for the merger is not obtained prior to 5:00 p.m., Eastern Time, on July 16, 2007, the Merger Agreement will automatically terminate. Further, if there is an injunction relating to the merger, the Merger Agreement will automatically terminate upon the earlier of (i) twenty-four (24) hours after the issuance of the injunction or (ii) immediately prior to the commencement of the annual meeting. With respect to either of the foregoing termination events, Parent shall be entitled to receive the Termination Consideration upon termination of the Merger Agreement. Any payment of the Termination Consideration by Lear to Parent shall be credited against the break-up fee that would otherwise be payable by Lear to Parent in the event Lear enters into a definitive agreement with respect to an alternative acquisition proposal within twelve months after the termination of the Merger Agreement.
The foregoing summary of the Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 2.1, and the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Lear’s Current Report on Form 8-K, on February 9, 2007.
In connection with the execution of the Amendment, Lear entered into an amendment to the Stock Purchase Agreement dated as of October 17, 2006 among Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC (collectively, the “Icahn Affiliates”) and Lear (the “Stock Purchase Agreement”). As reflected in the Stock Purchase Agreement, Lear agreed in October 2006 to a limited waiver of Section 203 for so long as the sum of the Icahn Affiliates’ beneficial ownership of and economic interest in Lear’s common stock does not exceed 24% of Lear’s common stock. The amendment to the Stock Purchase Agreement reflects Lear’s agreement to increase the share ownership limitation under the limited waiver of Section 203 from 24% to 27% of Lear’s common stock if the requisite stockholder vote for the merger is not obtained prior to 5:00 p.m., Eastern Time, on July 16, 2007, or an injunction relating to the merger is issued that results in a termination of the Merger Agreement. The amendment to the Stock Purchase Agreement also provides that Parent is subject to the same limitations as the Icahn Affiliates with respect to the limited waiver of Section 203. The foregoing summary of the amendment to the Stock Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.1, and the full text of the Stock Purchase Agreement, which was filed as Exhibit 10.1 to Lear’s Current Report on Form 8-K, on October 17, 2006.
In connection with the execution of the Amendment, Lear also entered into a Registration Rights Agreement with Parent pursuant to which Lear has agreed, within thirty (30) days after the issuance of any Additional Shares pursuant to the Amendment, to (1) prepare and file a “shelf” registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering the resale of the Additional Shares, (2) use its best efforts to cause the Registration Statement to be declared effective upon filing or as promptly as possible thereafter (but no less than one hundred and twenty (120) days after the date of issuance), and (3) use its best efforts to keep the Registration Statement continuously effective under the Securities Act, for so long as Parent is unable to freely transfer the Additional Shares. In the event Lear does not file the Registration Statement within thirty (30) days after the issuance, Lear will pay Parent an amount equal to 0.5% of the total value of the Additional Shares (based on a per share price of $37.25). Furthermore, if Lear is unable to cause the Registration Statement to be declared effective within one hundred and twenty (120) days after the issuance, Lear will pay Parent an amount equal to 0.5% of the total value of the Additional Shares. This amount will increase by an additional 0.5% of the total value of the Additional Shares every sixty (60) days thereafter, until the Registration Statement is declared effective, up to a maximum aggregate amount equal to 5.0% of the total value of the Additional Shares. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.2 hereto.
Section 3
Item 3.02 — Unregistered Sales of Equity Securities
The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.
If Lear is required to issue the Additional Shares to Parent pursuant to the Amendment, Parent will acquire the Additional Shares in a private placement exempt from registration pursuant to Section 4(2) and Regulation D promulgated under the Securities Act of 1933, as amended.
Section 8 — Other Events
Item 8.01 — Other Events
On July 9, 2007, Lear issued a press release announcing that it had entered into an amendment to the Merger Agreement and that the 2007 annual meeting of stockholders (the “Annual Meeting”) will be convened on July 12, 2007 at 10:00 a.m., Eastern Time, for the sole purpose of adjourning it in order to permit the solicitation of additional votes in favor of the adoption of the Merger Agreement and to provide stockholders with additional time to consider the changes to the Merger Agreement effectuated by the Amendment and to review the supplemental proxy materials delivered to stockholders on or about July 9, 2007.
Lear intends to reconvene the Annual Meeting on July 16, 2007, at 1:00 p.m., Eastern Time, at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801. Lear will continue to solicit proxies until the date of the Annual Meeting. The record date for stockholders entitled to vote on the merger proposal and other such matters that will be considered at the Annual Meeting remains May 14, 2007 and will not change if the meeting is adjourned to July 16, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

2.1	Amendment No. 1 dated as of July 9, 2007 to Agreement and Plan of Merger dated as of February 9, 2007 by and among Lear Corporation, AREP Car Holdings Corp. and AREP Car Acquisition Corp.

10.1	Amendment No. 1 dated as of July 9, 2007 to Stock Purchase Agreement dated as of October 17, 2006 among Lear Corporation, Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC.

10.2	Registration Rights Agreement dated as of July 9, 2007 by and between Lear Corporation and AREP Car Holdings Corp.

99.1	Press Release of Lear Corporation, issued July 9, 2007.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: July 9, 2007	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 dated as of July 9, 2007 to Agreement and Plan of Merger dated as of February 9, 2007 by and among Lear Corporation, AREP Car Holdings Corp. and AREP Car Acquisition Corp.

10.1	Amendment No. 1 dated as of July 9, 2007 to Stock Purchase Agreement dated as of October 17, 2006 among Lear Corporation, Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC.

10.2	Registration Rights Agreement dated as of July 9, 2007 by and between Lear Corporation and AREP Car Holdings Corp.

99.1	Press Release of Lear Corporation, issued July 9, 2007.